MULTI-PARTY SUBORDINATION AGREEMENT


         THIS MULTI-PARTY SUBORDINATION AGREEMENT
("Agreement") is made and entered into as of June 21, 1996 by and between the undersigned, K-H Corporation
(together with its successors and assignees, "K-H"), IBJ
Schroder Bank & Trust Company ("IBJS"), solely in the capacities described below, and Congress Financial
Corporation (Central) (together with its successors and assignees, "Congress"). IBJS is entering into this Agreement not in its individual capacity but solely in its capacity as (i) Trustee (as defined in the Indenture hereinafter referred to) under the Indenture dated as of May 1, 1995, between Fruehauf Trailer Corporation
("Fruehauf") and IBJS, as such Trustee, as amended by that certain First Supplemental Indenture dated as of June 21, 1996 (collectively, as so amended and as it may be further amended, supplemented, amended and restated or otherwise modified from time to time, the "Indenture") by and between Fruehauf and IBJS, as Trustee and as Collateral Agent (as defined in the Indenture), and (ii) Collateral Agent, and, in such capacities, on behalf of the Holders (as defined in the Indenture). K-H enters into this Agreement as the holder of both (i) the Senior K-H Obligations (as defined herein) and (ii) the Subordinated Debt (as defined herein).

         Capitalized terms used herein which are not defined herein are used herein as such terms are defined in (i) that certain Accounts Financing Agreement
[Security Agreement] (the "Accounts Financing
Agreement"), that certain Inventory and Equipment
Security Agreement Supplement to Accounts Financing
Agreement [Security Agreement] (the "Inventory and
Equipment Supplement"), that certain Rider No. 1 to
Accounts Financing Agreement [Security Agreement] and
Inventory and Equipment Security Agreement Supplement to
Accounts Financing Agreement [Security Agreement] (the
"Rider") and that certain letter regarding Inventory
Loans, each dated as of August 20, 1993, each as amended by that certain First Amendment to Accounts
Financing Agreement [Security Agreement] entered into as of April 4, 1994 by and between Borrower and Congress, that certain Second Amendment to Accounts Financing
Agreement [Security Agreement] and Waiver entered into as of April 12, 1994 by and between Borrower and Congress, that certain Third Amendment to Accounts
Financing Agreement [Security Agreement] entered into as of May 1, 1995 by and between Borrower and Congress, that certain Fourth Amendment to Accounts Financing
Agreement [Security Agreement] entered into as of April
19, 1996 (the "Fourth Amendment") by and between
Borrower and Congress and that certain Fifth Amendment to Accounts Financing Agreement [Security Agreement] entered into as of June 21, 1996 (the "Fifth Amendment") by and between Borrower and Congress (collectively, as hereinafter amended, restated or otherwise modified from time to time, the "Loan Agreement"), and (ii) that certain First Amended and Restated Intercreditor
Agreement, dated as of May 1, 1995, as amended by that certain Amendment No. 1 to First Amended and Restated
Intercreditor Agreement, dated as of June 21, 1996

(collectively, as hereinafter amended, restated or otherwise modified from time to time, the "Intercreditor
Agreement") by and among Congress, the Trustee and the Collateral Agent and acknowledged and accepted by Borrower. To the extent that both the Loan Agreement and the Intercreditor Agreement contain capitalized terms used herein that are not defined herein, the definitions of capitalized terms in the Loan Agreement shall be used herein.

                   WITNESSETH:

         WHEREAS, Borrower is indebted to Congress as a result of loans made or to be made by Congress to Borrower pursuant to the Loan Agreement and other loan and security documents relating thereto;

         WHEREAS, Borrower is indebted to the Indenture
Persons with respect to the Noteholder Debt;

         WHEREAS, Congress and IBJS, as Trustee and
Collateral Agent, and certain Existing Lenders are parties to the Intercreditor Agreement;

         WHEREAS, pursuant to that certain Note Purchase and Assignment Agreement dated as of April 19, 1996 and that certain Supplemental Note Purchase and Assignment
Agreement dated as of June 21, 1996 between Congress and K-H (collectively "Assignment Agreements"), Congress has assigned to K-H all of its right, title and interest to
(i) that certain Working Capital Term Note dated as of April 19, 1996 in the total principal amount of Five
Million Five Hundred Thousand Dollars ($5,500,000) and that certain Supplemental Working Capital Term Note dated as of June 21, 1996 in the total principal amount of One Million Dollars ($1,000,000) (collectively, as the same may from time to time be amended, restated, supplemented or otherwise modified, the "Term Notes"),
(ii) the other Assigned Documents (as defined in the Assignment Agreements) and (iii) the Intercreditor
Agreement to the extent that Congress' interest in the Intercreditor Agreement relates to the Term Notes;

         WHEREAS, pursuant to that certain Subordinated
Revolving Note ("Subordinated Revolving Note") dated as of June 21, 1996 made by Borrower in favor K-H, K-H may make additional loans to Borrower; and

         WHEREAS, the parties hereto wish to better establish the relationship between and among them;

                   AGREEMENT

         NOW, THEREFORE, for good and valuable
consideration, the receipt and sufficiency of which are hereby acknowledged by all of the parties hereto, each of those parties hereby agrees as follows:

         As used herein the following terms shall have the meanings set forth below:

         "Affiliate" shall mean, with respect to any Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person.

         "Bankruptcy Code" shall mean Title 11 of the United States Code (11 U.S.C. Section 101 et. seq.) or any replacement or supplemental federal statute dealing with the bankruptcy of debtors.

         "Borrower" shall mean Fruehauf and any
successor or assign of Fruehauf, including, without limitation, a receiver, trustee or debtor-in-possession of or for Fruehauf.

         "Collateral" shall mean all Property or
interests in Property of Borrower or any Subsidiary now or hereafter securing all or any portion of the Senior
Obligations or the Subordinated Debt and all Proceeds of such Property or interests in such Property.

         "Congress Loan Documents" shall mean the Loan
Agreement and all documents, instruments, guaranties, notes, security agreements, mortgages, deeds of trust and other agreements executed in connection therewith or delivered pursuant thereto, in each case as the same may be amended, supplemented, amended and restated or otherwise modified from time to time; provided that the term Congress Loan Documents shall not include any K-H Loan Documents, K-H Subordinated Loan Documents, or Noteholder Documents, other than the Intercreditor
Agreement.

         "Enforcement Blockage Condition" shall mean any of the events, conditions or circumstances set forth in clauses (i), (ii), (iv) or (v) of the first sentence of
Section 2 hereof.

         "Indebtedness" shall mean, with respect to any Person, (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of Property or services (other than trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices) or which is evidenced by a note, bond, debenture or similar instrument, (b) all capitalized lease obligations of such Person, (c) all obligations of such Person in respect of letters of credit, banker's acceptances or similar obligations issued or created for the account of such Person, (d) liabilities of such Person in respect of foreign currency hedging arrangements and in respect of interest rate protection or hedging arrangements entered into by such Person to fix the floating interest rate or float the fixed interest rate of any indebtedness or obligations, (e) all guaranties and other obligations of any kind of such Person with respect to Indebtedness and obligations of other Persons of the type described in this definition and (f) all liabilities secured by any Lien on any Property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof.

         "Indenture Persons" shall mean the Secured
Parties (as defined in the Indenture).

         "K-H Loan Documents" shall mean (i) all of the Assigned Documents (as such term is defined in the Assignment Agreements); (ii) the Term Notes; (iii) the
Intercreditor Agreement to the extent that Congress' interest in the Intercreditor Agreement relates to the Term Notes; (iv) that certain Subordination Agreement
("Subordination Agreement") dated as of April 25, 1996 by and between K-H and Congress; and (v) all other documents, instruments, guaranties, notes, security agreements, mortgages, deeds of trust and other agreements executed after the date hereof in favor of K-H as holder of the Term Notes, in each case as the same may be amended, supplemented, amended and restated or otherwise modified from time to time.

         "K-H Subordinated Loan Documents" shall mean
(i) the Subordinated Revolving Note and (ii) except for the K-H Loan Documents, any other documents, instruments, guaranties, notes, security agreements, mortgages, deeds of trust and other agreements executed by Borrower in favor of K-H as the holder of the Subordinated Debt, in each case as the same may be amended, supplemented, amended and restated or otherwise modified from time to time in accordance with the terms hereof.

         "Lien" shall mean any mortgage, pledge,
security interest, lien, encumbrance or other charge of any kind in respect of any Property or interest therein and shall include any Liens (as defined in the Indenture).

         "Noteholder Documents" shall mean the
Noteholder Documents (as defined in the Intercreditor
Agreement) and the Documents (as defined in the Indenture).

         "Outer Standstill Date" shall mean the earlier of (i) the date on which the Senior Obligations are Paid in Full and completely performed and all financing arrangements under the Congress Loan Documents with respect to the Senior Obligations have expired or been terminated and (ii) the later of (A) the final maturity date of the indebtedness under the K-H Subordinated Loan

Documents and (B) if any Event of Default under the Congress Loan Documents has occurred and is continuing as of such maturity date, the thirtieth day after the earliest date on which any such Event of Default first occurred or the date on which such Event of Default is cured or waived in writing if earlier than such thirtieth day.

         "Paid in Full" or "Payment in Full" means, with respect to the Senior Obligations as of a particular date, the payment in full in cash on such date of all Senior Obligations then due and payable (including, without limitation, the outstanding principal amount of all Senior Obligations, and all accrued interest, fees, indemnities and other amounts then due and payable under the Senior Creditor Loan Documents) plus a cash collateral reserve equal to 110% of the aggregate amount of all contingent Senior Obligations
(including, without limitation, all Letter of Credit
Accommodations) as reasonably estimated by the applicable Senior Creditor.

         "Permitted Payments" shall mean (i) any
regularly scheduled payments of interest by Borrower to K-H on or after the due date thereof and only to the extent and in the amounts expressly provided in the K-H
Subordinated Loan Documents (as in effect on the date hereof or as hereafter amended with the prior written consent of Congress and the Trustee), and (ii) regularly scheduled payment of principal on or after the date on which the Senior Noteholder Obligations have been Paid in Full and only to the extent and in the amounts expressly provided in the K-H Subordinated Loan
Documents (as in effect on the date hereof or as hereafter amended with the prior written consent
Congress and IBJS, as Trustee). Permitted Payments may only be made to K-H to the extent expressly provided in
Section 2 of this Agreement.

         "Person" shall mean an individual, partnership, corporation, company, association, trust or unincorporated organization, and a government or agency or political subdivision thereof.

         "Proceeds" shall mean and include all
"proceeds" as such term is defined in the UCC, whether now existing or hereafter acquired, or acquired before or after the commencement of any bankruptcy case.

         "Property" shall mean any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

         "Protective Advances" shall mean (i) all advances, costs, expenses and attorneys' and other professionals' fees, whensoever made, advanced or incurred by Congress or any Indenture Person in connection with the Senior Obligations (including, without limitation, all insurance-related, storage, maintenance and other payments respecting any Collateral which Borrower or any Subsidiary is required to make under any of the Congress Loan Documents or Noteholder
Documents); (ii) costs, expenses, attorneys' and other professionals' fees and expenses and all other amounts for which Borrower or any Subsidiary is obligated to reimburse Congress or any Indenture Person under any of the Congress Loan Documents or Noteholder Documents;
(iii) advances, costs, expenses, attorneys' and other professionals' fees and expenses and other amounts which are advanced or incurred by Congress or any Indenture
Person in connection with any liquidation or disposition of any Collateral by Borrower or any Subsidiary; (iv) all advances, costs, expenses, attorneys' and other professionals' fees and expenses and other amounts which are advanced or incurred by Congress or any Indenture
Person in respect of any environmental laws and as to which Congress or any Indenture Person is entitled to be reimbursed or indemnified pursuant to any of the Congress Loan Documents or Noteholder Documents; (v) all advances made by Congress or any Indenture Person, in its sole discretion, for payment of any federal excise taxes or sales taxes owing by Borrower or any Subsidiary; (vi) all advances made by Congress, in its sole discretion, for payment of accrued and unpaid wages, salaries, commissions, vacation, sick leave or other fringe benefits (including payroll taxes with respect thereto) to employees of the Borrower or any Subsidiary as of the date on which Congress terminates the Loan Agreement; and (vii) all advances made by Congress, in its sole discretion, for payment of any liabilities or obligations of Borrower or any Subsidiary as to which Congress or any officers or directors of Borrower or any Subsidiary could be assessed personal liability if such liabilities or obligations are not otherwise satisfied or discharged.

         "Senior Congress Obligations" shall mean any and all obligations, liabilities and indebtedness of every kind, nature and description owing by Borrower or any Subsidiary to Congress and/or its Affiliates, including principal, interest, charges, fees, indemnities, costs and expenses, however evidenced, whether as principal, surety, endorser, guarantor or otherwise, arising under the Congress Loan Documents, whether now existing or hereafter arising, whether arising before, during or after the initial or any renewal term of the Congress Loan Documents or after the commencement of any bankruptcy case, including, without limitation, (i) the payment of post-petition interest, costs of enforcement or preservation or protection of any Collateral
(including attorneys' fees and expenses), and any and all other amounts which would accrue and become due but for the commencement of any bankruptcy case or the operation of any provision (including Section 506(b)) of or doctrine with respect to the Bankruptcy Code, even if such post-petition amounts are disallowed in any bankruptcy case, (ii) any and all Protective Advances made by Congress, and (iii) advances made to or claims against Borrower or any Subsidiary pursuant to or with respect to any cash collateral usage, financing or extension of credit provided to Borrower or any Subsidiary by Congress pursuant to Sections 363 or 364 of the Bankruptcy Code), in the case of each of the foregoing clauses whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, secured or unsecured, and however acquired by Congress; provided however, that Senior Congress Obligations shall not include any Subordinated Debt.

         "Senior Creditors" shall mean, collectively,
Congress, the Indenture Persons, and, only to the extent that K-H maintains Senior K-H Obligations, K-H, and
"Senior Creditor" shall mean, individually, one of the Senior Creditors.

         "Senior Creditor Loan Documents" shall mean, collectively, the Congress Loan Documents, the K-H Loan
Documents, and the Noteholder Documents.

         "Senior K-H Obligations" shall mean
obligations, liabilities and indebtedness of every kind, nature and description owing by Borrower or any Subsidiary to K-H pursuant to the Assignment Agreements, including principal, interest, charges, fees, indemnities, costs and expenses, however evidenced, whether as principal, surety, endorser, guarantor or otherwise, arising under the K-H Loan Documents;
provided however, that Senior K-H Obligations shall not include any Subordinated Debt or any obligations, liabilities or indebtedness of any kind, nature or description owing by Borrower or any Subsidiary to K-H pursuant to the K-H Subordinated Loan
Documents.

         "Senior Noteholder Obligations" shall mean all Indenture Obligations (as defined in the Indenture), all Noteholder Debt, all Protective Advances made by any Indenture Person and any other obligations, liabilities and indebtedness of every kind, nature and description owing by Borrower or any Subsidiary to any Indenture
Person, including principal, interest, charges, fees, indemnities, costs and expenses, however evidenced, whether as principal, surety, endorser, guarantor or otherwise, arising under or in connection with any of the Noteholder Documents whether now existing or hereafter arising and whether arising before, during or after the commencement of a bankruptcy case; provided however, that Senior Noteholder Obligations shall not include any Subordinated Debt.

         "Senior Obligations" shall mean collectively the Senior Congress Obligations, the Senior K-H
Obligations and the Senior Noteholder Obligations.

         "Subordinated Debt" shall mean any and all obligations, liabilities and indebtedness of every kind, nature and description, other than obligations, liabilities and indebtedness arising pursuant to the K-H
Loan Documents, owing by Borrower or any Subsidiary to K-H pursuant to the K-H Subordinated Loan Documents including principal, interest, charges, fees, indemnities, costs and expenses, however evidenced, thereon whether as principal, surety, endorser, guarantor or otherwise, whether now existing or hereafter arising, whether arising before, during or after the initial or any renewal term of the K-H
Subordinated Loan Documents or after the commencement of any bankruptcy case.

         "Subsequent Triggering Notice" shall mean any Triggering Notice delivered after the first Triggering
Notice delivered pursuant to this Agreement.

         "Subsidiary" shall mean any corporation, partnership or other entity as to which Borrower shall at the time, directly or indirectly though a subsidiary or other Affiliate, (i) have sufficient voting power to entitle it to elect immediately or to have had elected a majority of the board of directors or similar governing body of such corporation, partnership or other entity, or (ii) own 50% or more of the equity interests issued by such corporation, partnership or other entity.

         "Triggering Notice" shall mean a written notice from any Senior Creditor, other than K-H, to K-H stating that (a) an Event of Default under and as defined in such Senior Creditor's Senior Creditor Loan Documents has occurred and is continuing and (b) if such Senior
Creditor is Congress, either (i) such Senior Creditor intends to accelerate or demand payment of its Senior
Obligations, and/or foreclose its security interests in or repossess any Collateral, and/or commence an orderly liquidation of any substantial portion of the Collateral or (ii) the Borrower intends to commence or has commenced an orderly liquidation of any substantial portion of the Collateral.

         "UCC" shall mean the Uniform Commercial Code as in effect in the State of New York from time to time.

         1. Standby; Subordination; Subrogation. The payment and performance of the Subordinated Debt
(whether now existing or hereafter arising and whether arising before or after the Borrower or any Subsidiary or the Borrower's or any Subsidiary's estate becomes the subject of proceedings under the Bankruptcy Code) is hereby subordinated to the Senior Obligations and, except as provided in Section 2 or 3 hereof, K-H will not ask, demand, accelerate, sue for, take or receive from Borrower or any Subsidiary by setoff or in any other manner, or otherwise exercise any rights or remedies in respect of, the whole or any part of the Subordinated Debt which may now or hereafter be owing by Borrower or any Subsidiary and will not take any negotiable instruments evidencing such amounts, nor, except as expressly granted by the K-H Subordinated Loan

Documents, any security (including guaranties and third party credit support) for any of the foregoing, unless and until all such Senior Obligations (whether now existing or hereafter arising and whether arising before or after the Borrower or any Subsidiary or the Borrower's or any Subsidiary's estate becomes the subject of proceedings under the Bankruptcy Code or whether such Senior Obligations are acquired outright, conditionally or as collateral security from another by any Senior Creditor), shall have been Paid in Full and completely performed and all financing arrangements under the Senior Creditor Loan Documents with respect to the Senior Obligations have expired or been terminated.
Notwithstanding the date, manner or order of attachment or perfection of any such Lien or any provisions of the UCC or any other applicable law or judicial decision or any Senior Creditor Loan Documents or the K-H
Subordinated Loan Documents, and regardless of whether any Senior Creditor or K-H holds possession of any or all of the Collateral, and regardless of any invalidity, unenforceability or lack of perfection of any of the Senior Obligations or any of the Subordinated Debt or any of the Liens securing same, all Liens, rights and interests of or in favor of K-H securing any of the Subordinated Debt, whether now or hereafter howsoever existing, in any Property of Borrower or any Subsidiary or the Proceeds thereof or any other Property securing any of the Senior Obligations or any of the Subordinated
Debt, shall be and hereby are subordinated to the Liens, rights and interests of the Senior Creditors in such Property. K-H shall have no right to possession of any such Property or to foreclose or otherwise realize upon or exercise any rights or remedies in respect of any such Property, whether by judicial action or otherwise, with respect to the Subordinated Debt, unless and until all of the Senior Obligations shall have been Paid in Full and completely performed and all financing arrangements under the Senior Creditor Loan Documents with respect to the Senior Obligations have expired or been terminated. K-H also hereby agrees that, regardless of whether any of the Senior Obligations are secured or unsecured, except with respect to Permitted
Payments, the Senior Creditors shall be subrogated for K-H with respect to K-H's claims against Borrower or any Subsidiary under the K-H Subordinated Loan Documents and
K-H's rights, liens and security interests, if any, in any of the Property of Borrower or any Subsidiary or any of the Proceeds thereof to secure the Subordinated Debt until all of the Senior Obligations have been Paid in Full and completely performed and all financing arrangements under the Senior Creditor Loan Documents with respect to the Senior Obligations have expired or been terminated. In the event, in connection with the disposition of any Collateral which secures any or all of the Senior Obligations and the Subordinated Debt, each Senior Creditor, other than K-H, releases any of its Liens on such Collateral, K-H shall thereupon execute and deliver to each such Senior Creditor (or if such Senior Creditor so requests, to Borrower or the applicable Subsidiary) such termination statements and releases as such Senior Creditor shall reasonably request to release K-H's Lien against such Property.
K-H acknowledges and agrees that, to the extent the terms and provisions of this Agreement are inconsistent with the K-H Subordinated Loan Documents, the K-H
Subordinated Loan Documents shall be deemed to be subject to this Agreement. All aspects of this Section
1 shall remain in effect for all purposes should Borrower or any Subsidiary or the Borrower's estate or any Subsidiary's estate become the subject of proceedings under the Bankruptcy Code.

         2. Permitted Payments. Notwithstanding the provisions of Section 1 of this Agreement, unless (i) an Event of Default under Section 8.1(a)(i) or 8.1(d) of the Accounts Financing Agreement (in the case of any Event of Default under Section 8.1(d) thereof, only to the extent such Event of Default relates to the Borrower) has occurred and has not been cured or waived by Congress in writing (regardless of whether a Triggering Notice is then in effect), (ii) a Triggering
Notice has been delivered to K-H and is then in effect,
(iii) a Default or Event of Default under the Congress
Loan Documents or an Advance in excess of the amounts otherwise available to Borrower under the Loan Agreement would result therefrom, (iv) an Event of Default has occurred under (and as defined in) any of the Noteholder
Documents and has not been cured or waived in writing or would occur after giving effect to such Permitted
Payment, or (v) K-H has breached any provision of this Agreement in any material respect and such breach has not been cured or waived by each of the Senior Creditors in writing, Borrower may make any Permitted Payment to K-H. Any Triggering Notice shall be effective from the date delivered until (i) each Event of Default (as defined in any Senior Creditor Loan Document) on which such Triggering Notice is based has been cured or waived in writing by the Senior Creditor delivering such notice and no other Default or Event of Default (as defined in any Senior Creditor Loan Document) has occurred and is then continuing or (ii) one hundred and thirty-five days shall have elapsed after the delivery of such Triggering Notice, and either (A) none of the Senior
Creditors has accelerated any of the Senior Obligations or commenced the orderly liquidation of a substantial portion of the Collateral or otherwise commenced in any material respect the exercise of any of such Senior
Creditor's rights and remedies under the respective
Senior Creditor Loan Documents to obtain repayment of the Senior Obligations or (B) the Borrower has not commenced the orderly liquidation of a substantial portion of the Collateral; provided however, that if any Event of Default (as defined in any Senior Creditor Loan
Document) on which such Triggering Notice is based occurred during the pendency of any prior Triggering
Notice and was relied on by any Senior Creditor (either as a matured Event of Default or an unmatured Default) to extend the effectiveness of any such prior Triggering
Notice, then the aforesaid 135 day period shall commence from the earliest date on which such Senior Creditor first relied on any such Event of Default (either as a matured Event of Default (as defined in any Senior
Creditor Loan Document) or an unmatured Default (as defined in any Senior Creditor Loan Document)) in extending the effectiveness of any such prior Triggering
Notice. Notwithstanding anything to the contrary in this Agreement, the Senior Creditor's right to deliver a Triggering Notice shall be subject to the following limitations:

         (i)       no Triggering Notice may be based on
any Event of Default (as defined in any Senior Creditor
Loan Document) which occurred before the date of delivery of any prior Triggering Notice and of which such Senior Creditor then had actual knowledge;

         (ii)      no Event of Default under Section
8.1(e) of the Accounts Financing Agreement may serve as the basis for a Triggering Notice unless (A) in the case of the first Triggering Notice which is based on an Event of Default under Section 8.1(e) of the Accounts
Financing Agreement, such Event of Default consists of a material adverse change in Borrower's business, assets or condition (financial or otherwise) from the date of the Fifth Amendment, and (B) in the case of any Subsequent Triggering Notice delivered by Congress, such
Event of Default is based on events or other circumstances occurring after the delivery of the immediately preceding Triggering Notice which is based on an Event of Default under Section 8.1(e) of the Accounts Financing Agreement and such Event of Default consists of a material adverse change in Borrower's business, assets or condition (financial or otherwise) which has occurred since the date of such prior
Triggering Notice;

         (iii)     no Event of Default under Section
8.1(f) of the Accounts Financing Agreement may serve as
 the basis for any Subsequent Triggering Notice unless it is based on events or other circumstances occurring after the delivery of the immediately preceding
Triggering Notice; and

         (iv)      Congress shall not, at any time, be
entitled to deliver any Triggering Notice as a result of any event or circumstance which, pursuant to the terms of the Fifth Amendment, Congress is, at such time, refraining from exercising rights or remedies it may have as a result of such event or circumstance.

Solely for the purposes of this Section and not for any other purpose, any failure of any Senior Creditor to waive any Default or Event of Default (as both are defined in any Senior Creditor Loan Document) shall not preclude a determination that such Default or Event of Default has been cured.

         3. Enforcement Rights. Except with the prior written consent of each of the Senior Creditors or as specifically provided in subsections (a) and (b) below, K-H shall not, and shall not be entitled to, exercise
(and, if applicable, shall discontinue any exercise of) any right or remedy in respect of the Subordinated Debt or enforce or otherwise realize on any Lien on any Property of the Borrower or any Subsidiary or any other
Property securing any portion of the Subordinated Debt or otherwise take any action against Borrower or any Subsidiary or any Property of Borrower or any Subsidiary or any other Property securing any portion of the Subordinated Debt, in each case with respect to its rights and remedies under the K-H Subordinated Loan
Documents.

         Notwithstanding the foregoing provisions of this Section 3:

         (a)  If the Senior Obligations of all Senior
Creditors, other than K-H, have been accelerated by such Senior Creditors and remain due and payable, K-H may exercise any right under the K-H Subordinated Loan
Documents (as in effect on the date hereof or as hereafter amended with the prior written consent of the Senior Creditors in accordance with the terms hereof) to accelerate the Subordinated Debt.

         (b)  In the event any Senior Creditor, other
than K-H, commences any judicial proceedings in connection with the exercise of its rights and remedies under the Senior Creditor Loan Documents, K-H may intervene in such proceedings to the extent permitted by applicable law and the K-H Subordinated Loan Documents
(as in effect on the date hereof or as hereafter amended with the prior written consent of the Senior
Creditors in accordance with the terms hereof); provided however, that (i) K-H shall not, directly or indirectly, in such proceedings or otherwise (A) oppose or otherwise dispute any Senior Creditor's right to exercise in good faith such rights or remedies through such proceedings or any Senior Creditor's, other than K-H's, right to seek the relief sought by such Senior Creditor in such proceedings or (B) seek in good faith any relief which is inconsistent with the relief sought by any Senior
Creditor, other than K-H, in good faith or with any of the provisions of this Agreement, and (ii) in such proceedings, K-H shall enforce its applicable rights and remedies and otherwise act in such manner as Congress or the Trustee directs in accordance with commercially reasonable standards. If such directions are inconsistent, K-H shall nevertheless be permitted to enforce such rights and remedies so long as it acts in accordance with commercially reasonable standards and in compliance with the other provisions of this Section
3(b).

         4.  Subordinated Debt Owed Only to K-H;
Enforceability. K-H warrants and represents that K-H has not previously assigned any interest in the Subordinated Debt or any Liens in connection therewith, that no other person, firm or corporation owns an interest in the Subordinated Debt or security therefor other than K-H (whether as joint holders of the Subordinated Debt, participants or otherwise) and that the entire Subordinated Debt is owing only to K-H and covenants that the entire Subordinated Debt shall continue to be owing only to K-H and all security therefor shall continue to be held solely for the benefit of K-H unless assigned in accordance with the terms of this Agreement. K-H, as the holder of the Subordinated Debt, hereby represents and warrants to the Senior Creditors that this Agreement has been duly authorized, executed and delivered by K-H and constitutes the legal, valid and binding obligation of K-H, enforceable against K-H in accordance with its terms except as may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws relating to or affecting creditors' rights generally and except as such enforceability may be limited by the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         5. Lender Priority. (a) In the event of any distribution, division, or application, partial or complete, voluntary or involuntary, by operation of law or otherwise, of all or any part of the Property of Borrower or any Subsidiary or the Proceeds thereof to the creditors of Borrower or any Subsidiary, or readjustment of the Senior Obligations and Subordinated
Debt of Borrower or any Subsidiary (whether by reason of liquidation, bankruptcy, arrangement, receivership, assignment for the benefit of creditors, any marshalling of liens or assets or any other action or proceeding involving the readjustment of all or any part of the Senior Obligations or the Subordinated Debt), or upon the dissolution or other winding up of Borrower's or any Subsidiary's business, or upon the sale of all or substantially all of Borrower's or any Subsidiary's assets, or upon any disposition or liquidation by or on behalf of any of the Senior Creditors or to the holder of the Subordinated Debt, of any Collateral or other
Property of the Borrower or any Subsidiary, then, and in any such event, (i) the Senior Creditors shall be entitled to receive Payment in Full of any and all of the Senior Obligations then owing prior to the payment of all or any part of the Subordinated Debt, to be distributed among the Senior Creditors in the manner set forth in subsection (b) below, and (ii) any payment or distribution of any kind or character, whether in cash, securities or other Property, which shall be payable or deliverable upon or with respect to any or all of the Subordinated Debt shall be paid or delivered directly to Congress, or its designee (or, if the Senior Congress
Obligations have then been Paid in Full, to the Trustee or its designee), on behalf of all the Senior Creditors, for application on any of the Senior Obligations, due or not due, in the manner set forth in subsection (b) below until such Senior Obligations shall have first been Paid in Full and completely performed.

         (b) Upon the occurrence of any event set forth in subsection (a) above or a K-H Distribution (as defined in Section 7 below), then any payment or distribution of any kind or character therefrom, whether in cash, securities or other Property ("Distribution
Payments"), shall be distributed to the Senior Creditors as follows: (i) any K-H Distribution, to the extent that it can be identified as proceeds of an advance made by Congress to Borrower pursuant to the Congress Loan
Documents (a "Congress K-H Distribution") shall be distributed to Congress for application to the Senior
Congress Obligations, (ii) Distribution Payments of, from, or related to Collateral, or any Proceeds thereof, that can be identified as Congress Primary Collateral or Other Collateral (both as defined in the Intercreditor
Agreement) shall be distributed among the Senior
Creditors in accordance with the terms of the Intercreditor Agreement and (as between Congress and
K-H) the Subordination Agreement, and (iii) Distribution
Payments ("Unidentified Distribution Payments") of, from or related to Collateral, or any Proceeds thereof, that cannot be identified as a Congress K-H Distribution, Congress Primary Collateral or Other Collateral (both as defined in the Intercreditor Agreement) shall, to the extent that the Permanent Reserve is then less than $7,500,000, be distributed to Congress until the Permanent Reserve equals $7,500,000, and thereafter, to Congress (or, if the Senior Congress Obligations have then been Paid in Full, to the Trustee or its designee) to be held in trust for the benefit of the Senior
Creditors and to be promptly distributed to each Senior
Creditor in an amount equal to, for each such Senior
Creditor, the product of (x) the value of Unidentified
Distribution Payments multiplied by (y) a fraction, the numerator of which is the Senior Obligations owing to such Senior Creditor on the date such funds are to be distributed (provided that with respect to any such distribution to be made while the Borrower is the subject of a proceeding under Chapter 11 of the Bankruptcy Code, such numerator for such Senior Creditor shall be equal to the amount of the claims of such Senior Creditor relating to such Senior Creditor's
Senior Creditor Loan Documents which has been filed with and approved by the applicable bankruptcy court), and the denominator of which is the total amount of Senior Obligations outstanding on such date (provided that with respect to any such distribution to be made while the Borrower is the subject of a proceeding under Chapter 11 of the Bankruptcy Code, such denominator shall be equal to the total amount of all the claims of all Senior Creditors relating to the Senior
Creditor Loan Documents which have been filed with and approved by the applicable bankruptcy court).

         6.   Grant of Authority to Congress and the
Senior Creditors. In the event of the occurrence of any event described in Section 5(a) above, and in order to enable the Senior Creditors to enforce Senior Creditors' rights hereunder in any of the aforesaid actions or proceedings until such time as the Senior Obligations are Paid in Full and completely satisfied:

         (a)  Congress and the Trustee are hereby
irrevocably authorized and empowered to jointly make and present for and on behalf of K-H such proofs of claims against Borrower and/or any Subsidiary on account of the Subordinated Debt or other motions or pleadings as such Senior Creditor may deem expedient or proper; provided however, in the event that, after consulting with each other in good faith, Congress and the Trustee cannot agree upon any such proofs or claims or other motions or pleadings to be jointly made and presented, then each such Senior Creditor may make and present such proofs of claims against Borrower and/or any Subsidiary on account of the Subordinated Debt or other motions or pleadings as each such Senior Creditor deems expedient or proper.

         (b) Congress is hereby irrevocably authorized and empowered, in Congress' discretion, to exercise the voting rights in respect of the Subordinated Debt in any such proceeding for and on behalf of K-H; provided however, that upon the written request of the Trustee, Congress shall exercise the voting rights in respect of the Subordinated Debt in the manner requested by the Trustee with respect to any plan of reorganization that provides for Payment in Full of, and complete satisfaction of, the Senior Congress Obligations on or before the effective date of such plan.

         (c)  K-H irrevocably authorizes and empowers
either Congress or, if Congress refuses to act within ten (10) business days after receiving written notice requesting Congress to act pursuant to this Section
6(c), the Trustee (the "Designated Creditor") to demand, sue for, collect and receive each of the aforesaid payments and distributions described in Section 5(a) above and give acquittance therefor and to file claims and take such other actions, in the Designated
Creditor's own name or in the name of K-H or otherwise, as the Designated Creditor may deem necessary or advisable for the enforcement of this Agreement. To the extent that payments or distributions are made in Property other than cash, K-H authorizes the Designated
Creditor to sell such Property to such buyers and on such terms as the Designated Creditor, in the Designated

Creditor's reasonable discretion, shall determine and apply the same towards the Senior Obligations in the manner set forth in Section 5(b) above. K-H will execute and deliver to the Designated Creditor such powers of attorney, assignments and other instruments or documents, including notes and stock certificates
(together with such assignments or endorsements as the Designated Creditor shall deem necessary), as may be requested by the Designated Creditor in order to enable the Designated Creditor to enforce any and all claims upon or with respect to any or all of the Subordinated
Debt and to collect and receive any and all payments and distributions which may be payable or deliverable at any time upon or with respect to the Subordinated Debt, all for the Senior Creditors' benefit in the manner set forth in Section 5(b) above. Following Payment in Full and complete performance of the Senior Obligations, the Designated Creditor will remit to K-H, to the extent of K-H's interest therein, all dividends or other payments or distributions paid to and held by the Senior
Creditors in excess of the Senior Obligations.

         7.  Payments Received by K-H.  Except for
Permitted Payments received by K-H in accordance with the provisions of Section 2 above, should any payment or distribution or security or instrument or proceeds thereof ("K-H Distribution") be received by K-H upon or with respect to the Subordinated Debt prior to the Payment in Full and complete performance of all of the Senior Obligations and termination or expiration of all financing arrangements under the Senior Creditor
Loan Documents with respect to the Senior Obligations, K-H shall receive and hold the same in trust, as trustee, for the benefit of the Senior Creditors, and shall forthwith deliver the same to Congress, or its designee, or the Trustee, or its designee, in accordance with Section 5(b) above, for distribution to the Senior Creditors in the manner set forth in Section
5(b) above, in precisely the form received (except for the endorsement or assignment of K-H where necessary), for application on any of the Senior Obligations, due or not due, and, until so delivered, the same shall be held in trust by K-H as the Property of the Senior
Creditors. In the event of the failure of K-H to make any such endorsement or assignment to the Senior
Creditors, or any of their officers or employees, are hereby irrevocably authorized to make the same.

         8. Instrument Legend. Any instrument or other writing evidencing any of the Subordinated Debt
(including, without limitation, the Subordinated
Revolving Note), or any portion thereof, will, on the date hereof or promptly hereafter, be inscribed with a legend conspicuously indicating that payment thereof is subordinated to the claims of the Senior Creditors pursuant to the terms of this Agreement, and (i) a copy thereof will be delivered to each Senior Creditor on the date hereof, and (ii) the original of any such instrument will be immediately delivered, upon request therefor by any Senior Creditor, to Congress, or its designee, (or, if the Senior Congress Obligations have then been Paid in Full, to the Trustee or its designee) to be held on behalf of the Senior Creditors after the occurrence of an Event of Default (under and as defined in any Senior Creditor Loan Document) to the extent reasonably necessary for any Senior Creditor to enforce its rights under this Agreement or to protect, enforce or perfect its interest in the K-H Subordinated Loan
Documents or K-H's interest in the collateral. Any instrument or other writing evidencing any of the Subordinated Debt, or any portion thereof, which is hereafter executed by Borrower or any Subsidiary, will, on the date thereof, be inscribed with the aforesaid legend and a copy thereof will be delivered to each Senior Creditor on the date of its execution or within five (5) business days thereafter, and the original thereof will be delivered as and when described hereinabove.

         9.  Reimbursements for Expenses from Borrower.
K-H agrees that until the Senior Obligations have been Paid in Full and completely performed and all financing arrangements under the Senior Creditor Loan Documents with respect to the Senior Obligations have expired or been terminated, K-H will not, directly or indirectly, accept or receive the benefit of any remuneration or reimbursement for expenses (other than attorney's fees and expenses payable by Borrower in connection with the closing for the K-H Subordinated Loan Documents) from or on behalf of Borrower or any Subsidiary pursuant to or in connection with the K-H Subordinated Loan
Documents and will not assign or transfer to others any claim K-H has or may have against Borrower or any Subsidiary pursuant to or in connection with the K-H
Subordinated Loan Documents, unless such assignment or transfer is made expressly subject to this Agreement.

         10.  Continuing Nature of Subordination.  This
Agreement shall be effective and may not be terminated or otherwise revoked by K-H until the Senior Obligations shall have been Paid in Full and completely performed and all financing arrangements under the Senior Creditor
Loan Documents with respect to the Senior Obligations have expired or been terminated. In the event K-H shall have any right under applicable law or otherwise to terminate or revoke this Agreement which right cannot be waived, such termination or revocation shall not be effective until written notice of such termination or revocation, signed by K-H, is actually received by each Senior Creditor's officer responsible for such matters. In the absence of the circumstances described in the immediately preceding sentence, this is a continuing agreement of subordination and, except to the extent (if any) restricted by the terms of any of the Senior Creditor Loan Documents, Congress may continue, at any time and without notice to K-H, to extend credit or other financial accommodations and loan monies to or for the benefit of Borrower or any Subsidiary on the faith hereof. Any termination or revocation described hereinabove shall not affect this Agreement in relation to (a) any of the Senior
Obligations which arose prior to receipt thereof, (b) any of the Senior Obligations which represent Protective
Advances or interest on Senior Obligations, or (c) any of the Senior Obligations created after receipt thereof, if such Obligations were incurred through extensions of credit by Congress under the Congress Loan Documents in the thirty day period after receipt of such notice or in accordance with the terms of any financing order entered by any bankruptcy court pursuant to either
Sections 363 or 364 of the Bankruptcy Code. If, in reliance on this Agreement Congress makes loans or other
Advances to or for the benefit of Borrower or any Subsidiary or takes other action under any of the Congress Loan Documents after such aforesaid termination or revocation by K-H but prior to the receipt by Congress of said written notice as set forth above, the rights of Congress shall be the same as if such termination or revocation had not occurred; and, in any event, no obligation of K-H hereunder shall be affected pursuant to this Section 10 by the written revocation of K-H or any officer thereof or any other subordinated party, pledgor, endorser, or guarantor, if any.

         11.  Additional Agreements Between Senior
Creditors and Borrower. Except for K-H, any of the Senior Creditors, at any time and from time to time, either before or after any such aforesaid notice of termination or revocation, may enter into such agreement or agreements with Borrower or any Subsidiary as such Senior Creditor may deem proper, extending the time of payment of or renewing or otherwise altering in any manner the terms of all or any of the Senior Obligations or affecting the security underlying any or all of the Senior Obligations, and may exchange, sell, release, surrender or otherwise deal with any such security, without in any way thereby impairing or affecting this Agreement.

         12.  Undersigned's Waivers.  All of the Senior
Obligations shall be deemed to have been made or incurred in reliance upon this Agreement. K-H expressly waives all notice of the acceptance by the Senior
Creditors of the subordination and other provisions of this Agreement and all other notices not specifically required pursuant to the terms of this Agreement whatsoever, and K-H expressly waives reliance by Senior
Creditors upon the subordination and other agreements as herein provided. K-H agrees that Senior Creditors have made no warranties or representations with respect to the due execution, legality, validity, completeness or enforceability of any of the Senior Creditor Loan
Documents, or the collectability of the Senior
Obligations, that Senior Creditors shall be entitled to manage and supervise their loans, extensions of credit or other financial accommodations to Borrower in accordance with applicable law and Senior Creditors' usual practices, modified from time to time as Senior
Creditors deem appropriate, in their sole discretion, under the circumstances, without regard to the existence of any rights that K-H may now or hereafter have in or to any of the Property of Borrower or any Subsidiary, and that Senior Creditors shall have no liability to K-H for, and K-H waives any claim which K-H may now or hereafter have against, Senior Creditors arising out of any and all actions which any Senior Creditor, in good faith and without gross negligence, takes or omits to take (including, without limitation, actions with respect to the creation, perfection or continuation of Liens in the Collateral and other security for the Senior Obligations, actions with respect to the occurrence of an Event of Default (as defined in any Senior Creditor Loan
Document), actions with respect to the foreclosure upon, sale, release, or depreciation of, or failure to realize upon, any of the Collateral and actions with respect to the collection of any claim for all or any part of the Senior Obligations from any account debtor, guarantor or any other party) with respect to any of the Senior Creditor Loan Documents or any other agreement related thereto or to the collection of the Senior
Obligations or the valuation, use, protection or release of the Collateral and/or other security for the Senior
Obligations.

         13.  Bankruptcy Issues.  If Borrower or any
Subsidiary or Borrower's or any Subsidiary's estate becomes the subject of a bankruptcy case under the Bankruptcy Code and if each Senior Creditor (other than
K-H) desires to permit the use of cash collateral or to provide financing to Borrower or any Subsidiary under either Section 363 or Section 364 of the Bankruptcy Code, K-H agrees that adequate notice of such financing to K-H, in its capacity as a holder of the Subordinated Debt, shall have been provided if K-H received notice two (2) business days prior to the entry of any order approving such cash collateral usage or financing. Notice of a proposed financing or use of cash collateral shall be deemed given upon the sending of such notice by telegraph, telecopy or hand delivery to K-H at the address indicated below. All allocations of payments between the Senior Creditors, in their capacity as holder of the Senior Creditor Obligations, and K-H, in its capacity as holder of the Subordinated
Debt, shall continue to be made after the filing of a petition under the Bankruptcy Code on the same basis that the payments were to be allocated prior to the date of such filing. On behalf of itself (in any capacity) and its Affiliates, K-H hereby consents to, and waives any objections to (or any right to object to), and agrees to cause its Affiliates not to object to, the entry of any interim or final order entered in any such bankruptcy case approving any use of cash collateral permitted by Congress or financing provided by Congress so long as (i) the interim order contains terms substantially similar to (or less favorable to Congress than) those in the April 11, 1996 draft
Interim Order (1) Authorizing Debtors-In-Possession To
Incur Post-Petition Secured Indebtedness, (2) Granting
Security Interests And Priority Pursuant To 11 U.S.C.

Section 364, (3) Modifying Automatic Stay And (4)
Setting Further Hearing and (ii) the final order contains terms substantially similar to (or less favorable to Congress than) those in the aforesaid draft
Interim Order except that the provisional findings of fact, conclusions of law and decretal provisions in the Interim Order shall not be provisional and shall instead be binding on all creditors, equity interest holders and other parties in interest. In its capacity as the holder of the Subordinated Debt, K-H agrees that in any bankruptcy case of which Borrower or any Subsidiary is the subject, it will not, without the prior written consent of each Senior Creditor, (i) assert any right it may have to "adequate protection" of its interest in any Property of the Borrower or any Subsidiary, (ii) seek any relief from the automatic stay of Section 362 of the Bankruptcy Code, or (iii) object to any aspect of any Senior Creditor's claims in such bankruptcy case or otherwise take any position inconsistent with any Senior
Creditor's position in such bankruptcy case. In its capacity as holder of the Subordinated Debt, K-H waives any objection, claim or defense K-H may now or hereafter have arising out of the election by any Senior
Creditor, in any bankruptcy case under the Bankruptcy
Code, of the application of Section 1111(b)(2) of the Bankruptcy Code, and notwithstanding any such election by any such Senior Creditor, such Senior Creditor shall be entitled to have all of its Senior Obligations Paid in Full from any and all Property of the Borrower or any Subsidiary prior to any payment or distribution made in respect of any Subordinated Debt. To the extent that any Senior Creditor receives payments on, or proceeds of Collateral for, any of the Senior Obligations which are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law, or equitable cause, then, to the extent of such payment or proceeds received, the Senior Obligations, or part thereof, intended to be satisfied shall be revived and continue in full force and effect as if such payments or proceeds had not been received by the Senior Creditor.
Nothing in this Section 13 shall limit K-H's right to take any action as, or to recommend any action to, a member of any committee in any such bankruptcy case.

         14.  Senior Creditors' Waivers.  No waiver
shall be deemed to be made by any Senior Creditor of its rights hereunder, unless the same shall be in writing signed on behalf of such Senior Creditor and each waiver, if any, shall be a waiver only with respect to the specific instance involved and shall in no way impair the rights of such Senior Creditor or the obligations of K-H to such Senior Creditor in any other respect at any other time.

         15. Modifications. K-H shall not, without the prior written consent of each of the Senior Creditors, amend or otherwise modify any of the K-H Subordinated
Loan Documents; provided, however, that K-H may amend or modify the K-H Subordinated Loan Documents to increase the principal amount of loans thereunder.

         16. Information Concerning Financial Condition of the Borrower. K-H hereby assumes responsibility for keeping itself informed of the financial condition of the Borrower and each Subsidiary, any and all endorsers and any and all guarantors of the Senior Obligations and of all other circumstances bearing upon the risk of nonpayment of the Senior Obligations and/or Subordinated
Debt that diligent inquiry would reveal, and K-H hereby agrees that the Senior Creditors shall have no duty to advise K-H of information known to the Senior Creditors regarding such condition or any such circumstances. In the event any Senior Creditor, in such Senior Creditor's sole discretion, undertakes, at any time or from time to time, to provide any such information to K-H, such Senior Creditor and all other Senior Creditors shall be under no obligation to (i) provide any such information to K-H on any subsequent occasion, or (ii) undertake any investigation not a part of such Senior Creditors' regular business routine and shall be under no obligation to disclose any information which any Senior
Creditor wishes to maintain confidential.  K-H hereby
(i) agrees that, subject to the terms of Section 5(b) above, all payments received by any Senior Creditor may be applied, reversed, and reapplied, in whole or in part to any of the Senior Obligations as such Senior
Creditor deems appropriate and (ii) assents to any extension or postponement of the time of payment of the Senior Obligations or to any other indulgence with respect thereto, to any substitution, exchange or, in connection with any disposition, the release of Collateral or any other security which may at any time secure the Senior Obligations and to the addition or release of any other Person primarily or secondarily liable therefor.

         17. No Offset. In the event K-H at any time purchases goods or services from Borrower or any Subsidiary, K-H hereby irrevocably agrees that it shall pay for such goods or services in cash or cash equivalents in accordance with the terms of such purchases and shall not deduct from or setoff against any amounts billed to K-H by Borrower or such Subsidiary in connection with such purchases any amounts K-H claims are due to it with respect to the Subordinated Debt and that the non-monetary terms and conditions of any such purchases shall be not more favorable to K-H than arms'-length terms and conditions made available by Borrower or such Subsidiary to third parties.

         18. Appointment of Agent Each Senior Creditor hereby appoints each other as their respective agent
(and K-H, in its capacity as holder of the Subordinated
Debt, hereby appoints the Collateral Agent and Congress or its agents) for purposes of perfecting any of their respective Liens on the Collateral which may at any time come into their respective control or possession.

         19.  Notices.  Unless otherwise provided
herein, all notices required or desired to be given hereunder shall be deemed validly given or delivered: if by hand, telex, telegram or facsimile, immediately upon sending; if by Federal Express, Express Mail or any other overnight delivery service, one (1) day after dispatch; and if mailed by certified mail, return receipt requested, five (5) days after mailing. All notices, requests and demands are to be given or made to Congress, K-H, the Trustee or the Collateral Agent at the following addresses:

              Congress Financial Corporation (Central)
              100 South Wacker Drive, Suite 1940
              Chicago, Illinois  60606
              Attention:     Mr. William Bloom

    with a copy to:

              Latham & Watkins
              233 South Wacker Drive
              Suite 5800 Sears Tower
              Chicago, Illinois 60606
              Attention:     Mr. Donald L. Schwartz

              K-H Corporation
              c/o Treasurer
              672 Delaware Avenue
              Buffalo, New York  14209

              IBJ Schroder Bank & Trust Company
              One State Street
              New York, New York 10004
              Attention:     Corporate Trust and Agency
                             Administration

    with a copy to:

              Hughes Hubbard & Reed, LLP
              One Battery Park Plaza
              New York, New York 10004-1482
              Attention:     James J. Pastore

         20.  Severability.  Wherever possible, each
provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

         21. Headings. The headings contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

         22. Authority. K-H hereby certifies that it has all necessary authority to grant the subordination evidenced hereby and to execute this Agreement on behalf of K-H.

         23. Binding Effect. This Agreement shall be immediately binding upon K-H and its successors and assigns, and shall inure to the benefit of the successors and assigns of the Senior Creditors, and no other Person shall have any rights under this Agreement, whether as a third party beneficiary or otherwise.

         24.  Restrictions on Pledges, Assignments and
Participations.

         (a) K-H shall not pledge its rights under this Agreement, or any other K-H Subordinated Loan Documents to any Person, and any attempted pledge in violation of this Section 23 shall be void ab initio.

         (b)  K-H shall not assign or sell
participations in its rights or obligations under this Agreement or any other K-H Subordinated Loan Documents or in or to the Collateral or any other security for the Subordinated Debt to any other Person without prior written consent of each Senior Creditor which shall not be unreasonably withheld so long as such proposed assignee is reasonably acceptable to the Senior
Creditors.

         (c) Without the consent of K-H, and subject to the provisions of the Intercreditor Agreement, each Senior Creditor may (i) sell further participations in the Senior Obligations to any Person under one or more separate agreements without in any way affecting any of the rights and obligations of the parties to this Agreement and (ii) assign all or any portion of such Senior Creditors' interest in the Senior Obligations to any Person.

         (d)  No assignment made by K-H or any Senior
Creditor in violation of this Section 23 shall release
K-H from its obligations and liabilities under this Agreement.

         (e)  K-H will promptly and duly execute and
deliver any and all such further instruments, endorsements and other documents, make such filings, give such notices and take such further action regarding the Subordinated Debt as the Senior Creditors may reasonably deem desirable to obtain the full benefits of this Agreement.

         25.  GOVERNING LAW; SUBMISSION TO JURISDICTION;
WAIVER OF JURY TRIAL; WAIVER OF DAMAGES.  (a)  THIS
AGREEMENT SHALL BE GOVERNED BY AND INTERPRETED IN
ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK AND

ANY DISPUTE ARISING OUT OF, CONNECTED WITH,
RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP
ESTABLISHED BETWEEN K-H AND THE SENIOR CREDITORS IN
CONNECTION WITH THIS AGREEMENT, AND WHETHER ARISING IN
CONTRACT, TORT, EQUITY OR OTHERWISE, SHALL BE RESOLVED
IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO
THE CONFLICTS OF LAWS PROVISIONS) AND DECISIONS OF THE
STATE OF NEW YORK.

         (b)  EXCEPT AS PROVIDED IN THE NEXT PARAGRAPH,
K-H AND THE SENIOR CREDITORS AGREE THAT ALL DISPUTES
BETWEEN K-H AND ANY SENIOR CREDITOR ARISING OUT OF,
CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE
RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH
THIS AGREEMENT, AND WHETHER ARISING IN CONTRACT, TORT,
EQUITY, OR OTHERWISE, SHALL BE RESOLVED ONLY BY STATE OR
FEDERAL COURTS LOCATED IN NEW YORK, NEW YORK, BUT K-H
AND THE SENIOR CREDITORS ACKNOWLEDGE THAT ANY APPEALS
FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT
LOCATED OUTSIDE OF NEW YORK, NEW YORK.  IN ALL DISPUTES
K-H WAIVES ANY OBJECTION THAT IT MAY HAVE TO THE
LOCATION OF THE COURT CONSIDERING THE DISPUTE INCLUDING,
WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE
OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS.

         (c)  K-H AGREES THAT THE SENIOR CREDITORS SHALL
HAVE THE RIGHT, TO THE EXTENT PERMITTED BY APPLICABLE
LAW, TO PROCEED AGAINST K-H OR ITS PROPERTY IN A COURT
IN ANY LOCATION REASONABLY SELECTED IN GOOD FAITH TO
ENABLE CONGRESS TO REALIZE ON SUCH PROPERTY, OR TO
ENFORCE A JUDGMENT OR OTHER COURT ORDER ENTERED IN FAVOR
OF CONGRESS.  K-H AGREES THAT IT WILL NOT ASSERT ANY
PERMISSIVE COUNTERCLAIMS IN ANY PROCEEDING BROUGHT BY
ANY SENIOR CREDITOR TO REALIZE ON SUCH PROPERTY, OR TO
ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF ANY
SENIOR CREDITOR.  K-H WAIVES ANY OBJECTION THAT IT MAY
HAVE TO THE LOCATION OF THE COURT IN WHICH ANY SENIOR
CREDITOR HAS COMMENCED A PROCEEDING DESCRIBED IN THIS
PARAGRAPH INCLUDING, WITHOUT LIMITATION, ANY OBJECTION
TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM
NON CONVENIENS.

         (d)  EACH OF K-H AND THE SENIOR CREDITORS
WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING
ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR
OTHERWISE ARISING OUT OF, CONNECTED WITH, RELATED TO OR
INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM
IN CONNECTION WITH THIS AGREEMENT.  INSTEAD, ANY
DISPUTES RESOLVED IN COURT WILL BE RESOLVED IN A
BENCH TRIAL WITHOUT A JURY.

         (e)  K-H (I) AGREES THAT EACH SENIOR CREDITOR
SHALL HAVE NO LIABILITY TO K-H (WHETHER SOUNDING IN
TORT, CONTRACT OR OTHERWISE) FOR LOSSES SUFFERED BY K-H
IN CONNECTION WITH, ARISING OUT OF, OR IN ANY WAY
RELATED TO, THE TRANSACTIONS CONTEMPLATED AND THE
RELATIONSHIP ESTABLISHED BY THIS AGREEMENT, OR ANY ACT,
OMISSION OR EVENT OCCURRING IN CONNECTION THEREWITH,
UNLESS IT IS DETERMINED BY A JUDGMENT OF A COURT THAT IS

BINDING ON SUCH SPECIFIED SENIOR CREDITOR, (WHICH
JUDGMENT SHALL BE FINAL AND NOT SUBJECT TO REVIEW ON
APPEAL), THAT SUCH LOSSES WERE THE RESULT OF
ACTS OR OMISSIONS ON THE PART OF SUCH SPECIFIC SENIOR
CREDITOR, CONSTITUTING WILLFUL MISCONDUCT, GROSS
NEGLIGENCE, BAD FAITH, OR KNOWING VIOLATIONS OF LAW AND
(II) WAIVES, RELEASES AND AGREES NOT TO SUE UPON ANY
CLAIM AGAINST ANY SENIOR CREDITOR (WHETHER SOUNDING IN
TORT, CONTRACT OR OTHERWISE), EXCEPT A CLAIM BASED
UPON  WILLFUL MISCONDUCT, GROSS NEGLIGENCE, BAD FAITH,
OR KNOWING VIOLATIONS OF LAW BY SUCH SENIOR CREDITOR.
WHETHER OR NOT SUCH DAMAGES ARE RELATED TO A CLAIM THAT
IS SUBJECT TO THE WAIVER EFFECTED ABOVE AND WHETHER OR
NOT SUCH WAIVER IS EFFECTIVE, EACH SENIOR CREDITOR SHALL
NOT HAVE ANY LIABILITY WITH RESPECT TO, AND K-H HEREBY
WAIVES, RELEASES AND AGREES NOT TO SUE UPON ANY CLAIM
FOR, ANY SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE
DAMAGES SUFFERED BY K-H IN CONNECTION WITH, ARISING OUT
OF, OR IN ANY WAY RELATED TO THE TRANSACTIONS
CONTEMPLATED OR THE RELATIONSHIP ESTABLISHED BY THIS
AGREEMENT, OR ANY ACT, OMISSION OR EVENT OCCURRING IN
CONNECTION THEREWITH, UNLESS IT IS DETERMINED BY A
JUDGMENT OF A COURT THAT IS BINDING ON SUCH SPECIFIED
SENIOR CREDITOR (WHICH JUDGMENT SHALL BE FINAL AND NOT
SUBJECT TO REVIEW ON APPEAL), THAT SUCH DAMAGES WERE THE
RESULT OF ACTS OR OMISSIONS ON THE PART OF SUCH
SPECIFIED SENIOR CREDITOR, CONSTITUTING WILLFUL
MISCONDUCT, GROSS NEGLIGENCE, BAD FAITH, OR KNOWING
VIOLATIONS OF LAW.

           [Signature Page Follows]

         IN WITNESS WHEREOF, this instrument has been signed and sealed as of the first date above written.


                 K-H CORPORATION, as holder of
                 the Subordinated Debt


                 By:/s/ Keith L. Walker
                    ----------------------
                 Title: Secretary
                        ------------------

Acknowledged and accepted in
New York, New York as of the
first date above written.


CONGRESS FINANCIAL CORPORATION (Central)


By:/s/ Thomas C. Lannon
   ----------------------
Title: Vice President
       ------------------


IBJ SCHRODER BANK & TRUST COMPANY,
as Trustee and Collateral Agent


By:/s/ Barbara McCluskey
   ----------------------------
Title: Assistant Vice President
       ------------------------


K-H CORPORATION,
as holder of the Term Notes


By:/s/ Keith L. Walker
   -----------------------
Title: Secretary
       -------------------

         Each of FRUEHAUF TRAILER CORPORATION and the undersigned direct and indirect subsidiaries of Fruehauf
Trailer Corporation, hereby accepts, and acknowledges receipt of a copy of, and agrees to be bound by, the foregoing Multi-Party Subordination Agreement (the
"Agreement") this 21st day of June, 1996, and, without limiting the generality of the foregoing, further agrees and acknowledges, jointly and severally, as follows:

         1. Each of the undersigned will not pay any amount due under any of the K-H Subordinated Loan
Documents (this term and all other capitalized terms used and not otherwise defined herein shall have the respective meanings given such terms in the Agreement) or grant any security therefor, except as the Agreement provides.

         2. The breach by K-H of any of the provisions of the Agreement shall constitute an "Event of Default" under and as defined in the Congress Loan Documents and the Noteholder Documents.

         3. Any Senior Creditor shall be entitled, but not obligated, to make any Permitted Payment on behalf of the Borrower to K-H or to cure any event of default under any of the K-H Subordinated Loan Documents, and each of the undersigned shall be, jointly and severally, obligated to reimburse and indemnify such Senior
Creditor, upon demand, for all payments made or other obligations incurred by such Senior Creditor in exercising any such cure rights, and all such reimbursement and indemnification obligations to such Senior Creditor shall constitute part of the obligations under such Senior Creditor's Senior Creditor Loan
Documents and shall be secured by the Collateral subject to such Senior Creditor's Senior Creditor Loan
Documents.

         4. The terms of this Agreement shall not give any undersigned any substantive rights vis-a-vis the Senior Creditors and/or K-H. If any Senior Creditor and/or K-H shall enforce its rights or remedies in violation of the terms of this Agreement, the undersigned shall not use such violation as a defense to the enforcement by any of the foregoing Persons of any of their respective rights and remedies under the Senior
Creditor Loan Documents or the K-H Subordinated Loan
Documents, as applicable, and shall not assert such violation as a counterclaim or basis for setoff or recoupment against Congress and/or K-H.

             [signature page follows]

                         FRUEHAUF TRAILER CORPORATION

                         By: /s/ Timothy J. Wiggins
                             -----------------------
                         Name: Timothy J. Wiggins
                         Title: Executive Vice President

                         FGR, INC.

                         By: /s/ Timothy J. Wiggins
                             -----------------------
                         Name: Timothy J. Wiggins
                         Title: Executive Vice President

                         FRUEHAUF CORPORATION

                         By: /s/ Timothy J. Wiggins
                             -----------------------
                         Name: Timothy J. Wiggins
                         Title: Executive Vice President

                         MARYLAND SHIPBUILDING AND
                            DRYDOCK COMPANY

                         By:/s/ Gary K. Lorenz
                           -----------------------
                         Name: Gary K. Lorenz
                         Title: President

                         THE MERCER CO.

                         By: /s/ Timothy J. Wiggins
                             -----------------------
                         Name: Timothy J. Wiggins
                         Title: Executive Vice President

                         DEUTSCHE-FRUEHAUF HOLDING
                           CORPORATION

                         By: /s/ Timothy J. Wiggins
                             -----------------------
                         Name: Timothy J. Wiggins
                         Title: Executive Vice President

                         FRUEHAUF HOLDINGS CORP.

                         By: /s/ Timothy J. Wiggins
                             -----------------------
                         Name: Timothy J. Wiggins
                         Title: Executive Vice President

                         FRUEHAUF INTERNATIONAL LIMITED

                         By: /s/ Timothy J. Wiggins
                             -----------------------
                         Name: Timothy J. Wiggins
                         Title: Executive Vice President

                         M.J. HOLDINGS, INC.

                         By: /s/ Timothy J. Wiggins
                             -----------------------
                         Name: Timothy J. Wiggins
                         Title: Executive Vice President


                         E.L. DEVICES, INC.

                         By: /s/ Gary K. Lorenz
                             -----------------------
                         Name: Gary K. Lorenz
                         Title: President